Exhibit 24.2

power of attorney

KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitutes and appoints each of Lawrence Mendelsohn, Russell Schaub and Glenn J. Ohl his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to the Registration Statement (File No. 333-203048) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ J. Kirk Ogren, Jr.

J. Kirk Ogren, Jr.